UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 11, 2009
Life Time Fitness, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	001-32230	41-1689746

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2902 Corporate Place
Chanhassen, Minnesota	55317

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (952) 947-0000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 11, 2009, the Compensation Committee of our Board of Directors approved the grant of a total of 991,000 shares of long-term performance-based restricted stock to our executive officers and certain other employees.  The grants made to our officers who are subject to Section 16 of the Exchange Act were reflected in Form 4 filings made on June 15, 2009, which reflected 785,000 of the 991,000 shares granted.  Grants were made to a total of 53 of our employees.
Our Compensation Committee approved this grant to serve as an incentive to our senior management team to achieve certain, actual fully-diluted earnings-per-share (EPS) targets in fiscal 2011 and/or fiscal 2012, which include certain EPS targets that our Compensation Committee considers to be “stretch” goals.  If a specified EPS target is achieved for fiscal 2011, 50% of the restricted shares will vest. If a higher EPS target is achieved for fiscal 2011, 100% of the restricted shares will vest. If the grant has not fully vested after fiscal 2011, 50% of the shares will vest if a specified EPS target is achieved for fiscal 2012. If none of the shares vested after fiscal 2011, 100% of the shares will vest if a higher EPS target is achieved for fiscal 2012.
We consider the specific EPS targets to be competitively sensitive information during the performance period. The Compensation Committee believes that the EPS targets for fiscal 2011 and 2012 resulting in vesting of 50% of the award represent aggressive goals in excess of our current baseline expectations, and the EPS targets resulting in vesting of 100% of the award at each such date represent goals significantly in excess of our current baseline expectations.  In the event that we do not achieve the required EPS targets, the restricted stock will be forfeited.
If the recipient’s employment is terminated for any reason  prior to vesting, the restricted shares will be forfeited.  Unlike past restricted stock grants, these awards do not provide for accelerated vesting upon death or disability.  However, the restricted shares will vest immediately if the recipient’s employment is terminated for any reason other than cause following a change of control or if the restricted stock award is not assumed or replaced by the surviving or acquiring entity on economically equivalent terms, as determined by our Compensation Committee.
The recipient of the restricted shares will have the right to vote the restricted shares and receive dividends and other distributions, if any, paid on the restricted shares.

Item 9.01. Financial Statements and Exhibits.
     The following Exhibit is being filed herewith:
10.1	Form of Restricted Stock Agreement for 2004 Long-Term Incentive Plan with long-term performance-based vesting component granted June 11, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE TIME FITNESS, INC.
Date: June 17, 2009	By	/s/ Eric J. Buss
Eric J. Buss
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

No.	Exhibit	Manner of Filing
10.1	Form of Restricted Stock Agreement for 2004 Long-Term Incentive Plan with long-term performance-based vesting component granted June 11, 2009.	Filed Electronically

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